UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2017

CODE GREEN APPAREL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31642 Pacific Coast Highway, Ste 102

Laguna Beach, CA 92651

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (888) 884-6277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Promissory Note with Power Up Lending Group Ltd.

On May 24, 2017, pursuant to a Securities Purchase Agreement dated May 22, 2017, Code Green Apparel Corp. (“we”, “us” and the “Company”) sold a 9% Convertible Promissory Note dated May 22, 2017, in the principal amount of $32,500, to Power Up Lending Group Ltd. (“Power Up” and the “Power Up Note”). The principal amount of the note accrues interest at 9% per annum until paid or converted into common stock (22% upon the occurrence of an event of default). The Power Up Note has a maturity date of February 28, 2018. We have the right to prepay the note prior to maturity, provided that we pay a prepayment penalty of between 15% and 40%, depending on the number of days that have elapsed from the date the note was sold, together with accrued interest. After the maturity date we have no right to repay the Power Up Note.

The Power Up Note is convertible into shares of our common stock beginning 180 days after the issuance date, at a conversion price equal to the greater of 65% of the average of the two lowest trading prices during the 20 trading days prior to the applicable conversion and $0.00006 per share.

In the event we fail to deliver the shares of common stock issuable upon conversion of the note within three business days of our receipt of a conversion notice, we are required to pay Power Up $2,000 per day for each day that we fail to deliver such shares, subject to certain exceptions.

At no time may the Power Up Note be converted into shares of our common stock if such conversion would result in Power Up and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

The Power Up Note provides for standard and customary events of default such as failing to timely make payments under the Power Up Note when due and the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements. Additionally, upon the occurrence of certain defaults, as described in the Power Up Note, we are required to pay Power Up liquidated damages in addition to the amount owed under the Power Up Note.

We hope to repay the Power Up Note prior to any conversion. In the event that the Power Up Note is not repaid in cash in its entirety, Company shareholders may suffer dilution if and to the extent that the balance of the Power Up Note is converted into common stock.

The description of the Power Up Note and Note Purchase Agreement above is not complete and is qualified in its entirety by the full text of the Power Up Note and Securities Purchase Agreement, filed herewith as Exhibits 10.2 and 10.1, respectively, which are incorporated by reference in this Item 1.01.

Convertible Note with JSJ Investments Inc.

On May 25, 2017, we sold a 10% Convertible Promissory Note to JSJ Investments Inc. (“JSJ” and the “JSJ Convertible Note”) in the amount of $100,000. The note included a $7,500 original issuance discount and we paid $2,000 of JSJ’s legal fees in connection with our entry into the note. Amounts owed under the JSJ Convertible Note accrue interest at the rate of 10% per annum (18% upon an event of default). The JSJ Convertible Note is payable by us on demand by JSJ at any time after February 25, 2018. We have the right to prepay the JSJ Convertible Note prior to the maturity date in the event we pay a prepayment penalty of between 30% to 45% of the principal then due, together with accrued interest, provided that the note can only be repaid if JSJ consents to such repayment.

The JSJ Convertible Note and all accrued interest is convertible at the option of the holder thereof into the Company’s common stock at any time. The conversion price of the JSJ Convertible Note is 55% (a 45% discount) of the lower of (a) the third lowest intra-day trading prices of the Company’s common stock during the 20 trading days prior to any conversion date of the note, and (b) the lowest intra-day trading price of the Company’s common stock during the 20 trading days prior to the entry into the note. In the event we do not issue the holder the shares due in connection with a conversion within three business days, we are required to pay the holder $2,000 per day until such shares are delivered. In the event certain defaults under the note occur the conversion discount increases by 5%.

The JSJ Convertible Note contains standard and customary events of default, including in the event we fail to timely file any and all reports due with the Securities and Exchange Commission. Upon the occurrence of an event of default, we are required to pay JSJ liquidated damages in addition to the amount owed under the JSJ Convertible Note.

At no time may the JSJ Convertible Note be converted into shares of our common stock if such conversion would result in JSJ and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock, provided such percentage may be increased or decreased by JSJ upon not less than 61 days prior written notice to us.

We hope to repay the JSJ Convertible Note prior to any conversion. In the event that the JSJ Convertible Note is not repaid in cash in its entirety, Company shareholders may suffer dilution if and to the extent that the balance of the JSJ Convertible Note is converted into common stock.

The description of the JSJ Convertible Note above is not complete and is qualified in its entirety by the full text of the JSJ Convertible Note, filed herewith as Exhibit 10.3, which is incorporated by reference in this Item 1.01.

Convertible Promissory Note with Auctus Fund, LLC

On June 5, 2017, pursuant to a Securities Purchase Agreement, we sold a 10% Convertible Promissory Note in the principal amount of $150,000 to Auctus Fund, LLC (“Auctus” and the “Auctus Convertible Note”). The principal amount of the note accrues at 10% per annum until paid or converted into common stock (24% upon the occurrence of an event of default). The Auctus Convertible Note has a maturity date of March 5, 2018. Auctus paid $100,000 of the purchase price of the note at the closing and agreed to pay $50,000 of the purchase price within forty five (45) days after the closing date, so long as an event of default under the note has not occurred. The note can be repaid at any time prior to the 180th day after the issuance date subject to prepayment penalties of between 35% and 50% of the principal amount of the note, together with accrued interest, depending on what repaid.

At closing, we reimbursed Auctus’ legal expenses in the amount of $2,750 and paid $8,333 to Auctus to cover due diligence, monitoring, and other transaction costs incurred for services rendered by Auctus. An additional $4,167 in due diligence, monitoring, and other transaction costs are due in connection with the payment of the $50,000 portion of the purchase price.

The Auctus Convertible Note is convertible into shares of our common stock at any time, at a conversion price equal to 58% of the lowest trading price during the prior 20 trading days, subject to anti-dilution rights.

If we do not deliver common stock due upon a conversion of the note by DWAC, an additional 10% discount will apply for all future conversions under the note. If our common stock is “chilled” for deposit into the DTC system and only eligible for clearing deposit, an additional 15% discount will apply for all future conversions under the note while the “chill” is in effect. Additionally, if we cease to be a reporting company or if the note cannot be converted into free trading shares after 181 days from the closing date, an additional 30% discount will apply. Additionally, if we fail to maintain our status as “DTC Eligible” for any reason, or, if the conversion price is less than $0.0005 at any time, the principal amount of the note is increased by $10,000. If an event of default under the note occurs after the sixth month anniversary of the closing date, the principal amount of the note increases by $15,000. If the note is not paid at maturity, the principal amount of the note increases by $15,000. If, we do not maintain or replenish the reserve of shares required under the note within three (3) business days of the request of Auctus, the principal amount of the note increases by $5,000 per occurrence.

In the event we fail to deliver the shares of common stock issuable upon conversion of the note within three business days of our receipt of a conversion notice, we are required to pay Auctus $1,000 per day for each day that we fail to deliver such shares.

At no time may the Auctus Convertible Note be converted into shares of our common stock if such conversion would result in Auctus and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock, subject to the right of Auctus to increase such percentage to 9.99% with 61 days prior notice.

The Auctus Convertible Note provides for standard and customary events of default such as failing to timely make payments under the Auctus Convertible Note when due and the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements. Additionally, upon the occurrence of certain defaults, as described in the Auctus Convertible Note, we are required to pay Auctus liquidated damages in addition to the amount owed under the Auctus Convertible Note.

We also agreed pursuant to the Securities Purchase Agreement that until the sooner of the six month anniversary of the closing date or the payment of the note in full, or full conversion of the note, we would not, directly or indirectly, without Auctus’ prior written consent, which consent shall not be unreasonably, undertake certain transactions, including solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions (i.e., transactions where the conversion or exercise price of the security issued by the Company varies based on the market price of the common stock) above $500,000 (per variable rate debt transaction).

We hope to repay the Auctus Convertible Note prior to any conversion. In the event that the Auctus Convertible Note is not repaid in cash in its entirety, Company shareholders may suffer dilution if and to the extent that the balance of the Auctus Convertible Note is converted into common stock.

The description of the Auctus Convertible Note and Securities Purchase Agreement above is not complete and is qualified in its entirety by the full text of the Auctus Convertible Note and Securities Purchase Agreement, filed herewith as Exhibits 10.5 and 10.4, respectively, which are incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above in Item 1.01, below the headings “Convertible Promissory Note with Power Up Lending Group Ltd.”, “Convertible Note with JSJ Investments Inc.” and “Convertible Promissory Note with Auctus Fund, LLC” are incorporated by reference in this Item 2.03 in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

As described above under Item 1.01, which disclosures are incorporated by reference in this Item 3.02, on May 22, 2017 we sold Power Up, the Power Up Note, on May 25, 2017, we sold JSJ the JSJ Convertible Note, and on June 5, 2017, we sold Auctus, the Auctus Convertible Note. The notes are convertible into our common stock at a discount to the trading price of our common stock as described in greater detail above. We claim an exemption from registration for the issuances of such convertible securities pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipients were (i) an “accredited investor”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Securities Purchase Agreement dated May 22, 2017, by and between Code Green Apparel Corp. and Power Up Lending Group Ltd.

10.2*	$35,000 Convertible Promissory Note dated May 22, 2017, by Code Green Apparel Corp. in favor of Power Up Lending Group Ltd.

10.3*	10% Convertible Promissory Note dated May 25, 2017, by Code Green Apparel Corp. in favor of JSJ Investment Inc.

10.4*	Securities Purchase Agreement dated June 5, 2017, by and between Code Green Apparel Corp. and Auctus Fund, LLC

10.5*	10% $150,000 Convertible Promissory Note dated June 5, 2017, by Code Green Apparel Corp. in favor of Auctus Fund, LLC

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CODE GREEN APPAREL CORP.

Date: June 16, 2017	By:	/s/ George J. Powell, III
George J. Powell, III
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Securities Purchase Agreement dated May 22, 2017, by and between Code Green Apparel Corp. and Power Up Lending Group Ltd.

10.2*	$35,000 Convertible Promissory Note dated May 22, 2017, by Code Green Apparel Corp. in favor of Power Up Lending Group Ltd.

10.3*	10% Convertible Promissory Note dated May 25, 2017, by Code Green Apparel Corp. in favor of JSJ Investment Inc.

10.4*	Securities Purchase Agreement dated June 5, 2017, by and between Code Green Apparel Corp. and Auctus Fund, LLC

10.5*	10% $150,000 Convertible Promissory Note dated June 5, 2017, by Code Green Apparel Corp. in favor of Auctus Fund, LLC

*Filed herewith.